                       SECOND AMENDMENT TO LOAN AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "AMENDMENT"), dated as of the 19th day of November, 1999, by and among GREAT WESTERN DIRECTORIES, INC., a Texas corporation (the "BORROWER"), and BANK OF AMERICA, N.A., as a Lender and as Administrative Agent;

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lender and the Administrative Agent are parties to that certain Loan Agreement dated as of May 14, 1999, as amended by that certain First Amendment to Loan Agreement dated as of October 21, 1999 (the "LOAN AGREEMENT"); and

         WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the conditions and on the terms set forth in this Amendment, to make certain amendments to the Loan Agreement, as provided in this Amendment;

         NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further hereby agree as follows:

         1.       AMENDMENT TO ARTICLE 1.

         (a) Article 1 of the Loan Agreement, DEFINITIONS, is hereby amended by deleting the existing definitions of "COMMITMENT," "COMMITMENT RATIOS," "EBITDA," "LEVERAGE RATIO," "NON-MATERIAL SUBSIDIARIES" and "YP TEL ENTITIES" in their entirety and substituting in lieu thereof the following new definitions in appropriate alphabetical order:

                  "'COMMITMENT' shall mean the several obligations of the Lenders to fund their respective portion of the Loans to the Borrower in accordance with their respective Commitment Ratios in an aggregate principal amount as of the Agreement Date not to exceed Fifteen Million and No/100 Dollars ($15,000,000.00) pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof."

                  "'COMMITMENT RATIOS' shall mean the percentages in which the Lenders are severally bound to fund their respective portion of Advances to the Borrower under the

         Commitment, which percentages are set forth below (together with dollar amounts) as of the effective date of the Second Amendment:


                                    Approximate                Dollar
         Lender                     Percentage               Commitment
         ------                    -------------            -------------
         Bank of America, N.A.        100.00%              $15,000,000.00

                                   =============           ==============

                                      100.00%              $15,000,000.00"

                  "'CONSOLIDATED EBITDA' shall mean, with respect to the Parent, the Borrower and the Borrower's Subsidiaries, on a consolidated basis, the sum of (a) Net Income from continuing operations for any period (after eliminating any extraordinary gains and losses), PLUS, (b) to the extent deducted in determining such Net Income, the sum of (i) depreciation and amortization, (ii) Interest Expense, (iii) income taxes paid and (iv) all other non-cash items, in each case, for such period, PLUS, (c) for each period ending on or prior to the earlier to occur of (i) June 30, 2000 and (ii) the Maturity Date, $3,000,000.00."

                  "'LEVERAGE RATIO' shall mean, as of any date, the ratio of (a) Total Debt to (b) Consolidated EBITDA for the twelve (12) calendar month period ending on such date, or if such date is not the last day of a calendar month, as of the most recently completed calendar month."

                  "'NON-MATERIAL SUBSIDIARIES' shall mean, collectively, (a) each Subsidiary of the Parent (other than the Borrower and its Subsidiaries) which (1) is set forth on SCHEDULE 2 attached hereto, (2) the Administrative Agent designates in writing as not material or (3) has less than $200,000.00 of assets in the aggregate, and (b) the YP Tel Entities; and 'NON-MATERIAL SUBSIDIARY' shall mean any one of the foregoing."

                  "'YP TEL ENTITIES' shall mean, collectively, (a) YP Tel Corporation, a Canadian corporation, (b) Big Stuff, Inc., a Texas corporation, (c) Web YP, Inc., a Texas corporation, (d) any Subsidiaries of the foregoing Persons and (e) any direct or indirect Subsidiary of the Parent formed solely in connection with the acquisition of, or merger or consolidation with or into, YP Tel Corporation, Big Stuff, Inc. and/or Web YP, Inc."

         (b) Article 1 of the Loan Agreement, DEFINITIONS, is further hereby amended by deleting subsection (c) of the existing definition of "CHANGE OF CONTROL" in its entirety and substituting in lieu thereof the following new subsection (c):

                  "(c)     The failure of the Parent to own all of the voting
and economic Capital Stock of the Borrower and its Subsidiaries;"

         (c) Article 1 of the Loan Agreement, DEFINITIONS, is further hereby amended by (i) deleting the period at the end of subsection (d) of the existing definition of "CHANGE OF CONTROL" and substituting in lieu thereof "; and" and (ii) by inserting the following new subsection (e):

                  "(e)     The YP Tel Entities, or any of them, shall (i) own
or acquire any Capital Stock of the Parent or any of its Subsidiaries or (ii) consolidate or merge with or into or otherwise acquire or be acquired by the Parent or any of its Subsidiaries, in any event, other than on terms and conditions substantially as set forth in that certain (A) Amended and Restated YP Tel Agreement dated as of October 26, 1999 by and among the Parent, YP Tel Corporation, a Canadian corporation, the Shareholders (as defined therein) and Imperial Capital Limited, an Ontario Corporation, (B) Amended and Restated Web YP Agreement dated as of October 26, 1999 by and among the Parent, ACG Acquisition VI Corp., a Delaware corporation, Web YP, Inc., a Texas corporation, and Richard O'Neal and Richard L. Reid, each a resident of the State of Texas, and (C) Amended and Restated Big Stuff Agreement dated as of October 26, 1999 by and among the Parent, ACG Acquisition VII Corp., a Delaware corporation, Big Stuff, Inc., a Texas corporation, and Richard O'Neal and Richard L. Reid, each a resident of the State of Texas."

         (d) Article 1 of the Loan Agreement, DEFINITIONS, is further hereby amended by adding the following new definition of "SECOND AMENDMENT" thereto in appropriate alphabetical order:

                  "SECOND AMENDMENT" shall mean that certain Second Amendment to Loan Agreement dated as of November 19, 1999 by and among the Borrower, the Administrative Agent and the Lender."

         (e) Article 1 of the Loan Agreement, DEFINITIONS, is further hereby amended by deleting the existing definition of "CLEC NET PROCEEDS" in its entirety.

         2. AMENDMENT TO ARTICLE 3. Section 3.2 of the Loan Agreement, CONDITIONS PRECEDENT TO EACH ADVANCE, is hereby amended by deleting the existing subsection (e) thereof in its entirety and substituting in lieu thereof the following new subsection (e):

                  "(e)     No event or other change shall have occurred, and no
         condition shall exist, which, in the reasonable judgment of the Required Lenders, has had or could reasonably be expected to have (a) any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or properties of the Parent or the Affiliate Guarantors, taken as a whole or (b) a materially adverse effect upon the binding nature, validity, or enforceability of the Loan Documents to which such Person is a party; in either case, whether resulting from any single act, omission, situation, status, event or undertaking; or taken together with other such acts, omissions, situations, statuses, events or undertakings; and"

         3. AMENDMENT TO ARTICLE 4. Section 4.1 of the Loan Agreement, REPRESENTATIONS AND WARRANTIES, is hereby amended by deleting such subsection
(r) thereof,

AGREEMENTS WITH AFFILIATES, in its entirety and substituting in lieu thereof the following new (r):

                  "(r)     AGREEMENTS WITH AFFILIATES. Except for agreements or
         arrangements with Affiliates (i) wherein (A) the Borrower or one or more of its Subsidiaries provides services to such Affiliates or such Affiliates provide services to the Borrower or one or more of its Subsidiaries or (B) the Parent provides general management and operating services to the Borrower and its Subsidiaries, in each case, for not in excess of fair consideration, (ii) in connection with loans permitted under Section 7.6(b) hereof, (iii) in connection with the acquisition of, or consolidation or merger with or into, the YP Tel Entities, or (iv) which are set forth on SCHEDULE 4 attached hereto, neither the Borrower nor any of its Subsidiaries has (a) any written agreements or binding arrangements of any kind with any Affiliate or
         (b) any management or consulting agreements of any kind with any Affiliate."

         4. AMENDMENT TO ARTICLE 5. Section 5.10 of the Loan Agreement, USE OF PROCEEDS, is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 5.10:

                  "Section 5.10 USE OF PROCEEDS. The Borrower will, and will cause its Subsidiaries to, use the aggregate proceeds of all Advances under the Loans directly or indirectly (a) to make loans, subject to
         Section 7.6(b)(i) hereof, to Web YP, Inc. and/or Big Stuff, Inc. for their respective working capital needs (excluding Investments pursuant to internet portal carriage or co-branded area agreements or other similar agreements entered into after the effective date of the Second Amendment) in an amount not to exceed $2,000,000.00, (b) to make loans, subject to Subject to 7.6(b)(ii) hereof, to the Parent for working capital needs of the Parent (including, without limitation, the fees and expenses incurred in connection with the sale of the CLEC Business or the acquisition of, or merger or consolidation with or into, the YP Tel Entities, but expressly excluding any loans to, investments in or other distributions to any Person that is not an Affiliate Guarantor), and (c) for working capital needs and other corporate purposes of the Borrower and its Subsidiaries (including, without limitation, the fees and expenses incurred in connection with the sale of the CLEC Business) which do not otherwise conflict with this Section 5.10."

         5.       AMENDMENTS TO ARTICLE 7.

         (a) Section 7.6 of the Loan Agreement, INVESTMENTS AND ACQUISITIONS, is hereby amended by deleting subsection (b) thereof in its entirety and substituting in lieu thereof the following new subsection (b):

                  "(b)     so long as no Default then exists or would be caused
         thereby and the Borrower has demonstrated pro forma compliance with Sections 7.8 and 7.14 hereof, the Borrower may make loans to (i) Web YP, Inc. and/or Big Stuff, Inc. for their respective working capital needs (excluding Investments pursuant to internet portal carriage or co-branded area agreements or other similar agreements entered into after the effective date of the Second Amendment) in an aggregate amount not to exceed $2,000,000.00 during the term hereof and (ii) the Parent for working capital needs of the Parent (including, without limitation, the fees and expenses incurred in connection with the sale of the CLEC Business or the acquisition of, or merger or consolidation with or into, the YP Tel Entities, but expressly excluding any loans to, investments in or other distributions to any Person that is not an Affiliate Guarantor), in each case, PROVIDED that (A) each such loan is evidenced by a promissory note made by the Parent or Web YP, Inc. and/or Big Stuff, Inc., as applicable, in favor of the Borrower, which note shall be substantially in the form of EXHIBIT A attached to the Second Amendment and (B) each such promissory note is assigned as Collateral and delivered to the Administrative Agent."

         (b) Section 7.7 of the Loan Agreement, RESTRICTED PAYMENTS, is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 7.7:

                  "Section 7.7    RESTRICTED PAYMENTS.  The Borrower shall
         not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment; PROVIDED, HOWEVER, that any of the Borrower's Subsidiaries may make Restricted Payments to the Borrower or to a wholly-owned Subsidiary of the Borrower."

         (c) Section 7.8 of the Loan Agreement, LEVERAGE RATIO, is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 7.8:

                  "Section 7.8    LEVERAGE RATIO. (a) As of the end of any
         calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit its Leverage Ratio to exceed 2.50 to 1.00."

         (d) Section 7.9 of the Loan Agreement, INTEREST COVERAGE RATIO, is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 7.9:

                  "Section 7.9    [INTENTIONALLY OMITTED]"

         (e) Section 7.14 of the Loan Agreement, MINIMUM CONSOLIDATED EDITDA, is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following new Section 7.14:

                  "Section 7.14   MINIMUM CONSOLIDATED EBITDA.  As of the end
         of any calendar month, the Borrower shall not permit its Consolidated EBITDA (for the twelve (12) consecutive calendar month period ending on the month end being tested) to be less than $6,000,000.00."

         6. AMENDMENTS TO ARTICLE 8. Section 8.1 of the Loan Agreement, EVENTS OF DEFAULT, is further hereby amended by deleting subsections (n), (o),
(p) (q) and (r) thereof in their entirety and substituting in lieu thereof the following new subsections (n), (o), (p), (q) and (r):

                 "(n)      [INTENTIONALLY OMITTED];

                  (o)      [INTENTIONALLY OMITTED];

                  (p)      [INTENTIONALLY OMITTED];

                  (q)      [INTENTIONALLY OMITTED]; or

                  (r)      [INTENTIONALLY OMITTED]."

         7. NO OTHER AMENDMENT OR CONSENT. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver or consent by the Administrative Agent or the Lender under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Administrative Agent and the Lender expressly reserve the right to require strict compliance in all other respects (whether or not in connection with any Requests for Advance). Except as set forth herein, the amendments agreed to herein shall not constitute a modification of the Loan Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent and the Lender at variance with the Loan Agreement or any of the other Loan Documents, such as to require further notice by the Administrative Agent or the Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future.

         8. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to:

                  (a) the execution and delivery of this Amendment by the Borrower, the Administrative Agent and the Lender;

                  (b) all of the representations and warranties of the Borrower under Section 9 hereof, which are made as of the date hereof, being true and correct in all material respects; and

                  (c) receipt by the Administrative Agent of the Pre-Saville CLEC Net Proceeds (as defined in that certain consent dated as of even date herewith by and between the Borrower, the Administrative Agent and the Lender).

         9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that each representation and warranty set forth in
Article 4 of the Loan Agreement (other than those relating to the Agreement Date or a specific prior date) is true and correct as of the date hereof in all material respects.

         10. LOAN DOCUMENTS. This Amendment shall be deemed to be a Loan Document for all purposes under the Loan Agreement and the other Loan Documents.

         11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         12. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of California.

         13. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:                          GREAT WESTERN DIRECTORIES, INC.

                                   By:      //Richard A. O'Neal//
                                      ---------------------------------------
                                            Name:  Richard A. O'Neal
                                            Title: President


ADMINISTRATIVE AGENT
AND LENDER:                        BANK OF AMERICA, N.A., as Administrative
                                   Agent and as Lender

                                   By:      //George V. Hausler//
                                      ---------------------------------------
                                            Name:  George V. Hausler
                                            Title: Vice President

                                    EXHIBIT A
                      TO SECOND AMENDMENT TO LOAN AGREEMENT

                             FORM OF PROMISSORY NOTE

---------------, ------                                       $----------------


         FOR VALUE RECEIVED, [___________________], a [______________]
corporation (the "COMPANY") promises to pay to the order of GREAT WESTERN DIRECTORIES, INC., a Texas corporation, (hereinafter "GREAT WESTERN", and together with any holder hereof, the "HOLDERS") at 2400 Lakeview Drive, Amarillo, Texas 79109 (or at such other place as the Holders may designate in writing to the undersigned) on demand the principal amount of _______________________________ DOLLARS ($______________), or so much thereof as has been advanced from time to time and remains outstanding hereunder.

         The principal amount of this Promissory Note shall be due and payable upon demand of the Holders.

         The undersigned shall pay interest on the principal amount outstanding hereunder from time to time at the Base Rate as defined in that certain Loan Agreement dated as of May 14, 1999, as amended by that certain First Amendment to Loan Agreement dated as of October 21, 1999 and that certain Second Amendment to Loan Agreement dated as of November 19, 1999 (as amended, modified, restated and supplemented from time to time, the "LOAN AGREEMENT") among Great Western, the Administrative Agent and the Lender (each as defined in the Loan Agreement). Interest hereunder shall accrue and be due and payable at such time as the principal amount of this Promissory Note shall be due.

         Any payment of principal or, to the extent permitted by law, interest which is not timely made shall bear interest at a per annum rate equal to the interest rate for overdue Advances provided in the Loan Agreement.

         It is contemplated that the principal sum evidenced by this Promissory Note may be reduced from time to time and that, subject to the terms of the Loan Agreement, additional advances may be made from time to time. Such additional advances shall be evidenced by this Promissory Note and subject to its terms; PROVIDED, HOWEVER, that the principal amount evidenced by this Promissory Note shall not exceed the principal amount shown above.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the undersigned or inadvertently received by the Holders, then such excess sum shall be credited as a payment of principal, unless the undersigned shall notify the Holders, in writing, that the undersigned elects to have such excess sum returned to it forthwith. It is the express intent hereof that the undersigned not pay and the Holders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the undersigned under applicable law.

         All parties now or hereafter liable with respect to this Promissory Note, whether the undersigned, any guarantor, endorser or any other person or entity, hereby expressly waive presentation, demand of payment, protest, notice of demand of payment, protest and notice of nonpayment, or any other notice of any kind with respect hereto.

         No delay or failure on the part of the Holders in the exercise of any right or remedy hereunder, under any loan agreement or security agreement, or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holders of any right or remedy hereunder, under any loan agreement or security agreement, or at law or in equity shall preclude or stop another or further exercise thereof or the exercise of any other right or remedy.

         Principal and interest on this Promissory Note shall be payable and paid in lawful money of the United States of America.

         Time is of the essence of this Promissory Note and, in case this Promissory Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees.

         The provisions of this Promissory Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California.

         Whenever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered by and through its duly authorized representatives, as of the day and year first above written.

                                   [------------------------]



                                   By:_________________________________
                                      Name: ___________________________
                                      Title:___________________________

         Pay to the order of Bank of America, N.A., as Administrative Agent and Lender, with recourse,
                           ----------, ----.


                                   GREAT WESTERN DIRECTORIES, INC., a Texas corporation

                                   By:_________________________________
                                      Name:____________________________
                                      Title:___________________________


                                   - 3 -